UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2016

FAIRMOUNT SANTROL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36670	34-1831554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8834 Mayfield Road, Chesterland, Ohio	44026
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 255-7263

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 28, 2016, Fairmount Santrol Inc. (the “Borrower Representative”), a direct wholly-owned subsidiary of Fairmount Santrol Holdings Inc. (the “Company”), entered into the Sixth Amendment to the Second Amended and Restated Credit and Guaranty Agreement (the “Amendment”) among the Borrower Representative, the lenders party thereto, and Barclays Bank plc (“Barclays”) as administrative agent, to the Second Amended and Restated Credit and Guaranty Agreement, dated as of September 5, 2013, by and among the Borrower Representative, certain of its affiliates, the lenders and issuing banks from time to time party thereto, Barclays as administrative agent, collateral agent and revolving administrative agent, and the other agents referred to therein.

The Amendment provides for the extension of the maturity date of approximately 89% of the principal amount of outstanding Tranche B-1 term loans from March 15, 2017 to July 15, 2018. The Applicable Margin with respect to the interest rate on such loans (the “2016 Extended Term Loans”) will be the same as currently applicable to the outstanding Tranche B-2 term loans, including the LIBOR floor. Upon giving effect to the Amendment, the maturity date of $139.1 million in principal amount of outstanding Tranche B-1 term loans was so extended, leaving $16.9 million in principal amount of outstanding Tranche B-1 term loans (not including the 2016 Extended Term Loans) maturing on March 15, 2017. In connection with the Amendment, an aggregate amount equal to 50% of the aggregate principal amount of the 2016 Extended Terms Loans, or $69.6 million, was prepaid and all accrued interest on the 2016 Extended Term Loans was paid. Following such payment, approximately $69.6 million in principal amount of the 2016 Extended Term Loans remain outstanding and mature on July 15, 2018. Prior to this amendment, the Company would have been obligated to make an excess cash flow payment on April 29, 2016 of approximately $39.3 million.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Sixth Amendment to the Second Amended and Restated Credit and Guaranty Agreement, dated as of April 28, 2016, among Fairmount Santrol Inc., the signatories thereto, and Barclays Bank plc, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRMOUNT SANTROL HOLDINGS INC.

Date: May 2, 2016	By:	/s/ David J. Crandall
David J. Crandall
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Sixth Amendment to the Second Amended and Restated Credit and Guaranty Agreement, dated as of April 28, 2016, among Fairmount Santrol Inc., the signatories thereto, and Barclays Bank plc, as administrative agent.